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                              COLUMBIA ENERGY GROUP

                                  April 5, 1999

National Propane Corporation
280 Park Avenue, 41st Floor
New York, New York 10017

Dear Sirs:

      Re: Payment Guaranty

      As you are aware, Columbia Propane L.P. (the "Purchaser") has agreed to purchase all the outstanding units of National Propane Partners, L.P. and substantially all the outstanding units of National Propane, L.P. (after such purchase, the "Purchaser OLP") upon the terms and subject to the conditions set forth in the Purchase Agreement dated as of April 5, 1999 among the Purchaser, CP Holdings, Inc. ("Purchaser General Partner"), Columbia Propane Corporation ("Purchaser Holdings"), National Propane Partners, L.P., National Propane Corporation (the "National MGP"), National Propane SGP, Inc. and Triarc Companies, Inc. (the "Agreement"). Columbia Energy Group (the "Guarantor") is the parent of Purchaser General Partner and Purchaser Holdings.

      Pursuant to the Agreement, from and after the Closing Date (as defined in the Agreement), Purchaser Holdings, Purchaser General Partner and Purchaser OLP (the "Purchaser Indemnitors") have agreed to indemnify the National MGP (and its successors and any permitted assigns in accordance with the Agreement) for certain breaches of tax-related covenants under the Agreement to the extent and in an amount as set forth in Sections 5.2 (the last paragraph thereof), 5.9 and 9.1(c) and (d) of the Agreement (the "Obligations").

      As an inducement to the National MGP to enter into the Agreement, the Guarantor hereby irrevocably and unconditionally guarantees the due and punctual payment of all such Obligations of the Purchaser Indemnitors under the Agreement, subject to the limits (including, without limitation, the Maximum Amount) set forth herein. Upon any failure by the Purchaser Indemnitors to pay any of the Obligations, the Guarantor agrees that it will forthwith on demand pay any such amounts which the Purchaser Indemnitors have failed to pay the National MGP, at the place and in the manner specified in the Agreement. This Guaranty is a guaranty of payment and not a guaranty of collection.

      Notwithstanding anything in this Guaranty to the contrary, (i) Guarantor's liability under this Guaranty and the National MGP's right of recovery under the same shall be limited to the aggregate amount (the "Maximum Amount") applicable to the period in which any claim for indemnity is made by the National MGP in accordance with Section 9.4 of the Agreement (the "Claim Period"),

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April 5, 1999
Page 2

each as set forth on Exhibit I to this Guaranty, (ii) the Maximum Amount applicable to any period shall be reduced by any amounts paid by the Purchaser Indemnitors under the Obligations, and (iii) in no event shall the Maximum Amount subject to this Guaranty be more than the Maximum Amount in the first claim period in which a claim for indemnity is made by the National MGP in accordance with Section 9.4 of the Agreement.

      The term of this Guaranty shall be from the Closing Date under the Agreement to the fifteenth anniversary thereof (the "Expiration Date").

      Guarantor's liability hereunder shall be and is specifically limited to payments expressly required to be made under the Purchaser Indemnitor's Obligations under the Agreement.

      Upon making any payment hereunder, the Guarantor shall be subrogated to the rights of the National MGP against the Purchaser Indemnitors with respect to such payment; provided, that the Guarantor shall not enforce any right or receive any payment by way of subrogation until all of the Obligations then due shall have been paid in full and the National MGP agrees to take at Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation. The Guarantor reserves the right to assert defenses which the Purchaser Indemnitors may have to payment under the Agreement, other than defenses arising from the bankruptcy or insolvency of any Purchaser Indemnitor.

      No provision of this Guaranty may be amended, supplemented or modified, nor any of the terms and conditions hereof waived, except by a written instrument executed by the Guarantor and the National MGP. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party, and any such purported assignment without such written consent will be void.

      This Guaranty shall not be construed to create any third party beneficiary relationship as to or with any person or entity other than the National MGP (and its successors and any permitted assigns in accordance with the Agreement).

      THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

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April 5, 1999
Page 3

      If the foregoing is acceptable to you, please sign and return to us the enclosed counterpart of this letter.

                                            Very truly yours,

                                            Columbia Energy Group


                                            By: /s/ Michael W. O'Donnell
                                                --------------------------------
                                                Title: Senior Vice President and
                                                       Chief Financial Officer
Accepted and agreed as of the
   date first above written

National Propane Corporation


By: /s/ Ronald R. Rominiecki
    -------------------------
    Title: President and COO

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April 5, 1999
Page 4

                                                                       EXHIBIT I

        The Maximum Amount payable under the attached Guaranty to which this Exhibit relates shall decline as follows

Claim Period                                                      Maximum Amount
------------                                                      --------------
From the Closing Date through One Day Before the Closing
      Date's First Anniversary ................................... $ 100,000,000

From the Closing Date's First Anniversary through One Day
      Before the Closing Date's Second Anniversary ............... $  97,500,000

From the Closing Date's Second Anniversary through One Day
      Before the Closing Date's Third Anniversary ................ $  95,000,000

From the Closing Date's Third Anniversary through One Day
      Before the Closing Date's Fourth Anniversary ............... $  92,500,000

From the Closing Date's Fourth Anniversary through One Day
      Before the Closing Date's Fifth Anniversary ................ $  90,000,000

From the Closing Date's Fifth Anniversary through One Day
      Before the Closing Date's Sixth Anniversary ................ $  87,500,000

From the Closing Date's Sixth Anniversary through One Day
      Before the Closing Date's Seventh Anniversary .............. $  85,000,000

From the Closing Date's Seventh Anniversary through One Day
      Before the Closing Date's Eighth Anniversary ............... $  82,500,000

From the Closing Date's Eighth Anniversary through One Day
      Before the Closing Date's Ninth Anniversary ................ $  80,000,000

From the Closing Date's Ninth Anniversary through One Day
      Before the Closing Date's Tenth Anniversary ................ $  77,500,000

From the Closing Date's Tenth Anniversary through One Day
      Before the Closing Date's Eleventh Anniversary ............. $  30,000,000

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April 5, 1999
Page 5

From the Closing Date's Eleventh Anniversary through One Day
      Before the Closing Date's Twelfth Anniversary .............. $  30,000,000

From the Closing Date's Twelfth Anniversary through One Day
      Before the Closing Date's Thirteenth Anniversary ........... $  30,000,000

From the Closing Date's Thirteenth Anniversary through One
      Day Before the Closing Date's Fourteenth Anniversary ....... $  30,000,000

From the Closing Date's Fourteenth Anniversary through One
      Day Before the Closing Date's Fifteenth Anniversary ........ $  30,000,000

From and after the Closing Date's Fifteenth Anniversary
      (Expiration Date) .......................................... $      0





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